UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2014

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 186 Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

(612) 296-7305

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On November 21, 2014,  registrant PetVivo Holdings, Inc., a Nevada corporation (“PetVivo”) entered into a Stock Exchange Agreement with Gel-Del Technologies, Inc., a Minnesota corporation (“Gel-Del”), having a closing date on or before March 31, 2015.  Upon closing, this merger transaction will result in Gel-Del becoming a wholly owned subsidiary of PetVivo through a statutory Plan of Exchange complying with the corporate laws of  both Nevada and Minnesota.

This statutory stock exchange merger, which must be approved by the respective shareholders of PetVivo and Gel-Del, will result in an exchange by Gel-Del shareholders on a pro rata basis of all outstanding capital stock of Gel-Del in consideration for Four Million One Hundred Fifty Thousand (4,150,000) shares of common stock of PetVivo.  Since these 4,150,000 shares will not constitute a majority of the post-merger outstanding capital stock of PetVivo, there will be no change of control of  PetVivo incident to this transaction.

Post-merger management of the combined companies will include all four current principal officers of PetVivo and Gel-Del, and their respective management positions are set forth in the Stock Exchange Agreement as an exhibit hereto.  Upon completion of this merger, PetVivo will acquire all Gel-Del technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del’s modern and secure biomedical product manufacturing facilities in St. Paul.

PetVivo was founded in 2013 by its current management, John Lai and John Dolan , and is based in suburban Minneapolis, Minnesota.  PetVivo is a biomedical device company engaged in the business of  in-licensing and adapting human biomedical technology and products for commercial sale in the veterinary market to treat pets and other animals suffering from arthritis and other painful afflictions. PetVivo’s initial product, which is now being commercialized, is a medical device featuring the injections of patented gel-like protein-based biomaterials into the afflicted body parts of pets and other animals suffering from osteoarthritis.  PetVivo obtained the exclusive license and supply rights for this product from Gel-Del for the treatment of pets and other animals.

Gel-Del is a biomaterial and medical device development and manufacturing company with its offices and production facilities based in St. Paul, Minnesota, and was founded in 1999 by its Chief Executive Officer, Dr. David B. Masters.  Dr. Masters developed Gel-Del’s proprietary biomaterials which simulate a body’s cellular tissue and thus can be readily and effectively utilized to manufacture implantable therapeutic medical devices.  The chief advantage of Gel-Del biomaterials is their enhanced biocompatibility with living tissues throughout the body.

While working together relating to their licensing agreement, in early 2014 the respective managements of PetVivo and Gel-Del determined to combine the two companies into one business entity producing, marketing and selling medical products based on Gel-Del technology for both humans and animals. After lengthy negotiations and generally following the guidelines of a formal Term Sheet previously entered into between the parties,  Pet Vivo and Gel-Del have now completed the definitive agreement for this merger.

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The Stock Exchange Agreement requires PetVivo to provide a loan for working capital interim funding for Gel-Del until closing of the merger, consisting of an initial payment of $100,000 and monthly payments thereafter of $75,000.  Gel-Del will execute a Promissory Note to PetVivo for this interim funding, with the terms thereof set forth in the Stock Exchange Agreement.  In the event this merger is completed, the loan will be satisfied.

The Stock Exchange Agreement provides for certain material conditions to be satisfied or waived by closing, including (i) PetVivo shall have secured at least $l,500,000 in equity financing through a private placement on terms governed by the Stock Exchange Agreement, (ii) PetVivo shall have maintained its status  as a DTC eligible publicly traded company and have filed all reports to the SEC required by its status as a registered reporting company,  (iii) all outstanding preferred shares and any other convertible securities, warrants, and options of Gel-Del shall be converted, exercised or canceled  prior to closing; (iv) Gel-Del must obtain audited financial statements complying with the requirements of  U.S. federal securities laws, (v) completion and execution of post-merger employment contracts for the principal executive officers of PetVivo and Gel-Del, and  (vi) election and designated positions of directors and principal officers for  the post-merger combined companies.

Additional terms of the Stock Exchange Agreement include guidelines for post-merger management salaries  and related employment provisions, approval of a post-merger operations budget,  numerous standard warranties and representations of both parties,  and standard termination and indemnification provisions, all as detailed in the Stock Exchange Agreement as an exhibit hereto.

The Stock Exchange Agreement also requires the Chief Executive Officer of PetVivo, John Lai, to escrow 50% of  PetVivo common stock owned by him until PetVivo has either obtained $5 Million equity financing or has become listed on Nasdaq or the New York Stock Exchange.  Upon satisfying one of these conditions, Mr. Lai must remain employed by PetVivo to recover his shares from escrow, provided that one-eighth of the escrowed shares will be released to him each quarter of a following two-year period.  If Mr. Lai voluntarily terminates his employment or  is terminated for cause during this two-year period, he must forfeit to PetVivo any remaining shares

Material relationships between PetVivo and Gel-Del include the following:

(i)  John Dolan is on the Board of Directors of both PetVivo and Gel-Del; and

(ii)  In 2013 PetVivo acquired a Licensing and Manufacturing and Supply Agreement from Gel-Del to useGel-Del technology and obtain supplies of biomaterials from Gel-Del for  medical devices to treat pets and other animals suffering from arthritis or other painful afflictions. Upon closing the Stock Exchange Agreement, this licensing agreement will no longer be  necessary since PetVivo will then own all technology and rights which were the subject of the 2013 license agreement.  If for any reason the merger does not become effective,  this license agreement will continue to be effective so long as PetVivo satisfies its terms and conditions.

The foregoing includes a summary description of the terms and conditions of the Share Exchange Agreement and does not purport to be complete and is qualified by reference to the Securities Exchange Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

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Item 9.01  Financial Statements and Exhibits

(a) Financial statements

The audited financial statements of Gel-Del for the required two-year period will be filed under an amendment to this report within the time period specified by the rules and  regulations of the SEC.

(b)  Pro Forma Financial Information

The unaudited pro forma financial statements giving effect to the Stock Exchange Agreement acquisition of Gel-Del by the registrant will be filed under an amendment to this report within the time period specified by the rules and regulations of the SEC.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Exchange Agreement dated November 21, 2014 between PetVivo Holdings, Inc and Gel-Del Technologies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: November 21, 2014	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer

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